FY15: Fourth Quarter and Year-end Financial Update



Introduction

LEAD with Action

Mission Statement

To discover, develop and deliver innovative products, programs and services that help our customers create a better and more prepared tomorrow.

Vision Statement

To create the leading customer focused distributor of innovative and proprietary products, programs, and services across an expansive breadth that supports customers in education and other markets, to teach, assist and inspire those they serve. Sales and operational excellence will drive the distribution of these solutions and create partnerships that reach beyond the scope of possibilities and strive for the extraordinary.

School Specialty – A Historical Perspective

($'s in millions)


Revenues
$1.200
$1.000
$0.800
$0.600
$0.400
$0.200
$0.000
$1.09B
$1.05B
$897M
$762M
$732M
$675M
$631M
$622M
FY08
FY09
FY10
FY11
FY12
FY13
FY14
FY15


Adjusted EBITDA
$140.000
$120.000
$100.000
$80.000
$60.000
$40.000
$20.000
$0.000
$136M
$117M
$109M
$56M
$52M
$46M
$43M
$40M
FY08
FY09
FY10
FY11
FY12
FY13
FY14
FY15

Changing the Course to Drive Performance

- SSI reached a height of $1.1 billion in revenues and $136 million in EBITDA (FY08), driven largely by acquisitions
- 2008-2011 recession significantly impacted business and led to degradation in both top- and bottom-line performance
- Cost-cutting initiatives during the recession were not enough to offset the revenue decline and high debt burden which subsequently led to our Chapter 11 filing (emergence in June of FY14)
- Post-reorganization efforts have focused on process improvements, strengthening of operations and services, realignment of the sales force and integration of all business units into a one-SSI model
- While FY15 came in below an ambitious plan in the face of historical headwinds, ***the foundation has been established and resources are in place to drive revenue, EBITDA and cash flow improvements***

School Specialty

Enhancements to Drive Performance and Shareholder Value

Aggressive Transformation Executed in FY15

New Leadership Team / Removal of Business Silos and Creation of One-SSI Model / Right sizing Initiatives

Operations, Merchandising & Customer Care

- New operations management team put in place
- Investments made to address Fulfillment Center "pinch-points" and improve warehouse management controls and systems
- Implemented Lean and Six Sigma principles and processes
- Established 3PL partnership on the West Coast
- Implemented an improved and more flexible staffing model to support peak and non-peak seasons
- Outsourced select customer care functions to create efficiencies and improved scalability
- Realigned Merchandising and improved product category level expertise to drive "innovation"
- Continued SKU rationalization programs; new processes to collaborate with sales organization and customers to drive future product innovation
- Re-established terms with suppliers, post-reorganization; established new vendor and sourcing relationships

Sales & Marketing

- New sales structure and the creation of the CSO role with full oversight and responsibility for companywide sales
- Began transformation to an optimal coverage model, consisting of an outside and inside sales force, supported by category management and strategic account specialists
- Successfully executed strategy to recapture Furniture sales and grow our Channel business
- Launched GUARDIAN to capitalize on strong demand for facility level training/resources to improve awareness, preparation and preservation in active shooter situations (schools / health care facilities)
- Established the go-to-market sales strategy across key growth categories (Early Childhood, Art, Furniture & the 21st Century Classroom, EPS and Instructional Solutions, Special Needs, and Physical Education)
- Consolidated Marketing functions across Distribution and Curriculum; created one team leveraging corporate resources

School Specialty

Creation of One Senior Leadership Team
(With a Stronger Team Approach Across Each Function Area)

The Leadership Team of School Specialty Driving Change

- Joseph Yorio appointed President and Chief Executive Officer in April 2014
- Ryan Bohr appointed EVP and Chief Financial Officer in October 2014
- Todd Shaw hired in July 2014 as VP, Operational Excellence and Continuous Improvement; promoted to EVP of Operations in December 2014
- Ed Carr appointed EVP and Chief Sales Officer in January 2015
- Rich Harney promoted to SVP of Marketing in January 2015
- Laura Vartanian, SVP of Human Resources
- Kevin Baehler appointed to newly established Chief Accounting Officer position in October 2014
- Michael Yorio appointed SVP of Security Products & President, SSI GUARDIAN in January 2015
- Bodie Marx promoted to SVP Curriculum Sales in December 2014; also GM responsibilities (Reading and Science)

Other New, Key Management Positions Filled

- Director of Inside Sales – October 2014
- VP of Distribution Operations – November 2014
- VP of Customer Care – March 2015
- Executive Director of SPARK (Physical Education Category) – April 2015
- Director of Early Childhood Sales – April 2015
- Early Childhood Category Sales Manager – June 2015
- Art Category Manager – May 2015
- Vice President, Talent and Organizational Effectiveness – May 2015
- Senior Manager, National Accounts – June 2015
- Director of Procurement – June 2015

School Specialty

SSI Today: Organizational Realignment

Consolidated vision improves collaboration and drives clear accountability

Joe Yorio, President and CEO

Ryan Bohr, CFO – Financial Controls, Budgets & Capital Spending , Business Analytics and IT

Todd Shaw	Ed Carr	Rich Harney	Laura Vartanian
✓ Operations ✓ DC's/Warehouses ✓ Transportation ✓ Logistics ✓ Supply Chain ✓ Merchandising ✓ Customer Care	✓ Distribution Sales ✓ Curriculum Sales ✓ Outside/Inside Sales Force ✓ Go-to-Market Strategies ✓ Overall P&L (all sales)	✓ Distribution Mktg. ✓ Curriculum Mktg. ✓ Catalogs ✓ E-Commerce ✓ Product Branding ✓ Sales/Merchandising Support	✓ Human Resources ✓ People Management ✓ Insperity Relationship ✓ Corporate Policies ✓ Crisis Preparedness ✓ Wellness & Safety ✓ Corporate Citizenship

Kevin Baehler, CAO – Accounting, Tax & Financial Reporting

School Specialty

Impact of Restructuring Initiatives

	Initiatives presented in October 2014: Description	FY'15E savings	PF annual impact	Expected results of initiatives: Description	FY'15E savings	PF annual impact
1 Sales right sizing	■ Reduction in sales force of ~50 individuals related to new sales model ■ Results in a streamlined organization of ~285 sales professionals	$5.6mm	$7.5mm	■ Reduced sales force by ~50 positions ■ Focused on adapting current sales force to newly implemented territory coverage model to better serve customers	$5.6mm	$7.5mm
2 Performance right sizing	■ Headcount reduction focused on lowest performing employees ■ Bottom 7% expected to be terminated (~80 individuals) – Backfill with new talent (~25 individuals)	$1.9mm	$3.5mm	■ Completed in Q3'15 – Elimination of 72 full-time employees	$2.3mm	$4.8mm
3 Corporate right sizing	■ Focused on matching staffing level to size of the business and "one-SSI" operating model ■ Further reduction of 200 positions (+/- 10%)	$3.6mm	$14.4mm	■ Implemented February 6, 2015 – Elimination of 156 full-time employees – Incremental annual savings of $1.8 million identified, including ~30 positions identified	$2.8mm	$11.8mm

FY15 impact was $10.7 million; annualized cost savings of $24.1 million; net of re-investments in the business and other cost structure changes, SSI's current SG&A levels are ~$15 million lower than FY14.

School Specialty

Driving Growth – Refocus on Historical Strengths

Early Childhood

- Category to benefit from Federal and State government initiatives to address early childhood development
- SSI strength due to broad proprietary and 3rd-party offerings
- Additional sales and merchandising resources in place with a renewed focus on product innovation

Art Supplies

- Key category within the Distribution supplies segment
- Category specialists brought in to address gradual loss of domain expertise
- Opportunity to reclaim market leadership through the Sax® brand and reinvigorated product offering

Furniture & the 21st Century Classroom

- Strong growth driver for SSI in FY15 as SSI began to successfully recapture market share
- Category driven by increased demand and funding for new school construction and facility upgrades
- Comprehensive assortment of products covering early childhood through higher education settings

EPS & Instructional Solutions

- Combining efforts of separate sales teams marketing complementary offerings to same end-market
- Common Core and other standards increasing demand for student assessments/supplemental learning products
- Key changes to product offering, sales strategy and catalog to be launched in support of CY16 peak season

Special Needs

- Category-specific resources put in place and a broader view of the addressable market
- Establishing partnerships with health care facilities, doctors and specialists to better serve market
- Abilitations brand is well-known and trusted in the marketplace

Physical Education

- Well-established SPARK® curriculum has limited geographic penetration as a result of past sales structure
- Better leverage SPORTIME®, a leading physical education equipment brand
- P/E category to benefit from increased focus on wellness and Federal and State funding

Franchise areas where SSI has well-recognized and trusted brands; strategies in place to re-establish market leadership and drive growth.

School Specialty

Driving Growth – Expansion in New and Adjacent Markets


E-Tail & Retail
Office Products
Public & Private Camp Sector
Health Care Nursery Schools & Day Care Centers
Higher Education

FY15 & SY15 – Laying the Foundation for Growth

- Growing partnerships with e-tailers and retailers including DonorsChoose.org, Amazon.com, Toys R Us, eBay, and others, to reach teachers and consumers with supplies, furniture and teaching materials
- Expand successful next-day delivery office products program with current strategic partner; opportunity to leverage proprietary offerings to grow in office supplies category
- Recent initiative to expand into summer camp market through new strategic alliances to offer SSI assortment of recreational equipment, arts and crafts supplies, furniture, office supplies, and learning materials
- Hospitals, nursery schools and day care centers have needs for supplies, furniture and supplemental curriculum products; focusing sales force to reach these market segments; GUARDIAN as a safety preparedness solution also a good fit for customer group
- Opportunities to offer supplies and furniture to Higher Education markets (universities, post-secondary education)

School Specialty

FY15 Financial Review



Fiscal 2015 Fourth Quarter Financial Highlights

- **Revenues of $106.0 million vs. $108.3 million, down $2.3 million or 2.1%**
  - Distribution segment revenues of $89.2 million vs. $89.7 million, consistent with prior year; growth in Furniture and Technology product lines offset decline in Supplies and Instructional Solutions
  - Curriculum segment revenues of $16.8 million vs. $18.6 million, down $1.8 million or 9.7%; Science revenue comparable with the prior year; decline in Reading product revenue primarily related to delay of new product line
  - Stronger bookings drive both Distribution and Curriculum segments to enter SY15 with higher open orders than prior year

- **Gross margins of 33.9% vs. 39.5%, a decline of 560 basis points ("bps")**
  - Distribution segment margins of 36.4% vs. 37.2%; Curriculum segment margins of 20.9% vs. 50.8%
  - Higher product development amortization contributed 400 bps of the decline ($4.3 million impact); the remainder was the result of an overall shift in product mix
  - As product development amortization primarily relates to the Curriculum segment, the increase noted above drove 60% of the decrease in Q4 Curriculum gross margins; the balance primarily relates to a change in product mix vs. the comparable quarter

- **Selling, general and administrative (SG&A) expenses of $51.8 million vs. $55.7 million, a decline of $3.9 million or 7.0%**
  - Distribution and Curriculum segment SG&A down $2.5 million or 4.8%; Corporate SG&A down $1.4 million or 46.7%
  - Lower segment SG&A primarily due to lower headcount and various cost reduction and process improvement programs, partially offset by higher marketing costs associated with catalog production and an incremental increase in depreciation expense
  - Corporate SG&A decline is related to decreased restructuring related costs

- **Adjusted EBITDA loss of $2.8 million vs. Adjusted EBITDA loss of $4.0 million, a $1.2 million improvement**
  - FY15 cost savings related to ongoing restructuring actions which more than offset the EBITDA impact to gross margins

School Specialty

See "Non-GAAP Financial Information on page 29."

Fiscal 2015 Year-end Financial Highlights

Fiscal Year 2015 – Stabilization, Development of Growth Plans and Better Allocation of Capital Resources

- **Revenues of $621.9 million vs. $630.7 million, down $8.8 million or 1.4% (prior year includes $4.3 million of discontinued print plant revenue within the agenda category)**
  - Distribution segment revenues of $531.5 million vs. $542.4 million, down $10.9 million or 2.0%; Agenda products and printing plant divestiture accounted for $13.0 million of the decline, offset by year-over-year increases in Furniture and A/V Tech
  - Curriculum segment revenues of $90.4 million vs. $88.3 million, an increase of $2.1 million or 2.4%, driven by higher sales of Science products, primarily relating to strong sales of Science curriculum products in Texas associated with the state's recent adoption of new science standards

- **Gross margins of 36.7% vs. 39.0%, a decline of 230 bps**
  - Distribution segment margins (35.3% vs. 36.8%) impacted primarily by the decline in the Agenda business and incremental product development amortization; product level gross margins consistent with prior year
  - Curriculum segment margins (45.0% vs. 52.2%) declined due to higher product development amortization, accounting for the full 720 bps impact
  - Product development amortization in both segments, particularly Curriculum, expected to decline in the coming quarters

- **SG&A expenses of $232.5 million vs. $240.6 million, a decline of $8.1 million or 3.4%**
  - SG&A attributable to the Distribution and Curriculum segments declined $9.9 million, primarily as a result of lower compensation and benefit costs and marketing expenses, partially offset by higher transportation costs in the Distribution segment
  - Corporate SG&A increased $1.8 million; primarily related to costs associated with various restructuring initiatives and by a $0.6 million increase associated with the Salina, KS distribution center write-down (sold in 4Q15)

- **Adjusted EBITDA of $40.1 million vs. $42.6 million**
  - Cost savings generated from FY15 restructuring initiatives primarily offset the impact of lower revenues and gross profit margins; inclusive of a net foreign currency loss of $0.8 million

School Specialty

Fiscal 2015 Fourth Quarter and Full Year Business Segment Review

	FY15 Revenue				
	Q1	Q2	Q3	Q4	Total
Supplies	85,981	97,189	33,521	53,139	269,830
Furniture	38,033	65,957	22,432	20,276	146,698
Ins Sol	9,885	10,807	6,090	7,539	34,321
Agendas	26,948	27,833	488	822	56,091
AV Tech	5,943	6,069	5,204	7,443	24,659
Unall	(19)	67	1	3	52
Total Distribution	**166,771**	**207,922**	**67,736**	**89,222**	**531,650**
Science	23,505	22,094	6,880	12,210	64,688
Reading	9,295	8,696	3,138	4,595	25,724
Total Curriculum	**32,800**	**30,790**	**10,017**	**16,806**	**90,412**
Corp	(102)	(42)	1	(52)	(194)
Total SSI	**199,469**	**238,670**	**77,754**	**105,976**	**621,869**

	FY14 Revenue *				
	Q1	Q2	Q3	Q4	Total
Supplies	86,782	98,839	33,935	54,882	274,438
Furniture	34,276	68,750	19,149	19,025	141,200
Ins Sol	10,271	11,659	6,192	8,161	36,283
Agendas (1)	36,885	30,423	950	990	69,248
AV Tech	5,247	5,459	3,991	6,846	21,543
Unall	-	-	-	-	-
Total Distribution	**173,461**	**215,130**	**64,217**	**89,904**	**542,712**
Science	18,921	21,855	7,327	12,671	60,774
Reading	9,815	8,882	2,967	5,877	27,541
Total Curriculum	**28,736**	**30,737**	**10,294**	**18,548**	**88,315**
Corp	-	(238)	153	(199)	(284)
Total SSI	**202,197**	**245,629**	**74,664**	**108,253**	**630,743**

Distribution and Curriculum Segment Review – Full Year Comparisons

- Stabilization in Supplies category – growth in physical education and basic classroom supplies driving performance; addressing product lines such as Art, through the addition of domain expertise and merchandising improvements; progress with channel sales, inside sales and new distribution alliances having a positive impact on all categories
- Furniture revenues up $5.5 million or 3.9% - increased category focus, new sales force alignment, the addition of new products and increased customer demand; strong order pipeline heading into SY15 bodes well for category sales
- Instructional solutions revenues declined $2.0 million or 5.4% - steps taken in 4Q15 to leverage synergies between IS and Curriculum product lines (Reading) and to add category specific resources; merchandising/marketing changes in Early Childhood & Special Needs product lines have been recently implemented
- A/V Tech revenues increased $3.1 million or 14.5% - driven by products that support student assessments; below plan as Common Core products have not materialized at the pace anticipated
- Decline in Agenda revenues consistent with expectations – steps taken to slow the decline via an inside sales model; opportunities exist to improve the pricing strategy and stabilize the category
- Science revenues increased $3.9 million or 6.4%; FOSS and CPO product sales increased due to state adoption in TX; category optimism based on strong order pipeline and demand for FOSS Next Generation solutions
- Reading revenues declined by $1.8 million or 6.6% - SPIRE and the portfolio of backlist items showed modest growth while a number of other product showed modest y-o-y declines. Enhanced digital versions of products and changes within the sales organization expected to stabilize and position product line for modest growth.

School Specialty

(1) Includes $4.3 million of Print Plant revenue which was sold in FY14.

Consolidated Combined Statement of Operations

SCHOOL SPECIALTY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In Thousands, Except Per Share Amounts)

	Successor Company		Successor Company		Predecessor Company	Non-GAAP Combined
	Three Months Ended April 25, 2015	Three Months Ended April 26, 2014	Twelve Months Ended April 25, 2015	Forty-Six Weeks Ended April 26, 2014	Six Weeks Ended June 11, 2013	Twelve Months Ended April 26, 2014
Revenues	$ 105,975	$ 108,253	$ 621,868	$ 572,045	$ 58,697	$ 630,742
Cost of revenues	70,013	65,464	393,710	349,845	35,079	384,924
Gross profit	35,962	42,789	228,158	222,200	23,618	245,818
Selling, general and administrative expenses	51,762	55,653	232,479	213,144	27,473	240,617
Impairment Charges	2,713	-	2,713	-	-	-
Facility exit costs and restructuring	1,776	518	6,056	6,552	-	6,552
Operating income (loss)	(20,289)	(13,382)	(13,090)	2,504	(3,855)	(1,351)
Other expense (income):						
Interest expense	4,812	4,741	19,599	16,882	3,235	20,117
Change in fair value of interest rate swap	(27)	(5)	(45)	483	-	483
Refund of early termination fee	-	-	-	(4,054)	-	(4,054)
Reorganization items, net	-	872	271	6,420	(84,799)	(78,379)
Income (loss) before provision for income taxes	(25,074)	(18,990)	(32,915)	(17,227)	77,709	60,482
Provision for income taxes	744	-	617	258	1,641	1,899
Net income (loss)	$ (25,818)	$ (18,990)	$ (33,532)	$ (17,485)	$ 76,068	$ 58,583
Weighted average shares outstanding:						
Basic	1,000	1,000	1,000	1,000	18,922	
Diluted	1,000	1,000	1,000	1,000	18,922	
Net Income (loss) per Share:						
Basic	$ (25.82)	$ (18.99)	$ (33.53)	$ (17.49)	$ 4.02	
Diluted	$ (25.82)	$ (18.99)	$ (33.53)	$ (17.49)	$ 4.02	

School Specialty

Adjusted EBITDA Comparisons

	Successor Company		Successor Company	Non-GAAP Combined
	Three Months Ended April 25, 2015	Three Months Ended April 26, 2014	Twelve Months Ended April 25, 2015	Twelve Months Ended April 26, 2014
Adjusted Earnings before interest, taxes, depreciation, amortization, bankruptcy-related costs, restructuring and impairment charges (EBITDA) reconciliation:				
Net income (loss)	$ (25,818)	$ (18,990)	$ (33,532)	$ 58,583
Provision for income taxes	744	-	617	1,899
Reorganization items, net	-	872	271	(78,379)
Restructuring costs	1,776	518	6,056	6,552
Restructuring-related costs in SG&A/cost of sales	1,755	2,907	10,324	8,276
Change in fair value of interest rate swap	(27)	(5)	(45)	483
Early termination fee	-	-	-	(4,054)
Impairment charges	2,713	-	2,713	-
Depreciation and amortization expense	5,361	4,586	19,233	21,859
Amortization of development costs	5,666	1,370	14,310	7,224
Net interest expense	4,812	4,741	19,599	20,117
Stock-based compensation	261	-	581	-
Adjusted EBITDA	$ (2,757)	$ (4,001)	$ 40,127	$ 42,560

School Specialty

Balance Sheet Review



Balance Sheet Review

Key Highlights as of April 25, 2015

- Outstanding ABL facility balance was $24.2 million and $10.6 million as of April 25, 2015 and April 26, 2014, respectively
  - Excess availability of $51.6 million at FYE; expected to increase during the peak season
- Outstanding gross balance on Term Loan as of April 25, 2015 was $142.5 million vs. $143.9 million as of April 26, 2014
  - $1.4 million reflected as currently maturing, long-term debt
- Deferred cash payment obligations of $17.7 million payable in December 2019 (reconciliation process completed in 3Q15)
  - Represents recovery for pre-petition creditors, inclusive of paid-in-kind interest associated with the settlement
  - Amount payable in December 2019 expected to be $24.0 million, representing principal plus paid-in-kind interest

CAPITALIZATION ($'s in millions)	As of 4/25/15	As of 4/26/14
Cash and cash equivalents	$8.9	$9.0
New ABL Facility, maturing in 2018	$24.2	$10.6
New Term Loan, maturing in 2019	$142.5	$143.9
Total 1st Lien Debt	$166.7	$154.5
Net 1st Lien Debt	$157.8	$145.5
Deferred Cash Payment Obligations	$17.7	$14.3
Total Debt	$184.4	$168.8
Net Debt *(Total Debt - Cash and CE)*	$175.5	$159.8
Equity Market Capitalization	$99.9	$110.1
Enterprise Value	$275.4	$269.9

School Specialty

Consolidated Balance Sheet Comparison

SCHOOL SPECIALTY, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share Data)

	Successor Company	
	April 25, 2015	April 26, 2014
ASSETS		
Current assets:		
Cash and cash equivalents	$ 8,920	$ 9,008
Accounts receivable, less allowance for doubtful accounts of $806 and $984, respectively	58,685	62,631
Inventories, net	96,935	93,387
Deferred catalog costs	7,424	8,057
Prepaid expenses and other current assets	15,868	18,043
Refundable income taxes	1,549	-
Asset held for sale	-	2,200
Total current assets	189,381	193,326
Property, plant and equipment, net	32,024	39,045
Goodwill	21,588	21,588
Intangible assets, net	41,055	48,251
Development costs and other, net	28,187	36,646
Deferred taxes long-term	2	48
Investment in unconsolidated affiliate	715	715
Total assets	$ 312,952	$ 339,619

School Specialty

Consolidated Balance Sheet Comparison (Cont'd)

SCHOOL SPECIALTY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In Thousands, Except Share Data)

	Successor Company	
	April 25, 2015	April 26, 2014
LIABILITIES AND STOCKHOLDERS' EQUITY		
Current liabilities:		
Current maturities of long-term debt	$ 25,644	$ 12,388
Accounts payable	41,587	42,977
Accrued compensation	7,341	8,966
Deferred revenue	2,490	2,613
Other accrued liabilities	11,724	14,460
Total current liabilities	88,786	81,404
Long-term debt less current maturities	156,549	153,987
Other liabilities	1,240	1,171
Total liabilities	246,575	236,562
Stockholders' equity:		
Successor preferred stock, $0.001 par value per share, 500,000 shares authorized; none outstanding	-	-
Successor common stock, $0.001 par value per share, 2,000,000 shares authorized; 1,000,004 shares outstanding	1	1
Successor capital in excess of par value	118,544	120,955
Accumulated other comprehensive loss	(1,151)	(414)
Accumulated deficit	(51,017)	(17,485)
Total stockholders' equity	66,377	103,057
Total liabilities and stockholders' equity	$ 312,952	$ 339,619

Working Capital Analysis – FY15 vs. FY14

	Fiscal 2015				Fiscal 2014				Y-O-Y Change $'S			
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Accounts Receivable	135.8	118.0	56.8	58.7	138.9	122.2	56.0	62.6	(3.1)	(4.2)	0.8	(3.9)
Inventories	109.7	70.1	81.3	96.9	104.9	67.7	73.2	93.4	4.8	2.4	8.1	3.5
Prepaid expense and other current assets	19.2	16.5	18.9	15.9	26.7	14.1	13.7	18.0	(7.5)	2.4	5.2	(2.1)
Accounts Payable	53.4	36.3	32.0	41.6	49.1	25.8	23.0	43.0	4.3	10.5	9.0	(1.4)

	Fiscal 2015				Fiscal 2014				Y-O-Y Change %			
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
DSO	62.0	45.0	66.5	50.4	62.5	45.3	68.3	52.6	-0.8%	-0.7%	-2.6%	-4.2%
DIOH	82.6	42.0	145.2	133.0	80.3	40.4	138.2	130.0	2.9%	4.0%	5.1%	2.3%
DPO	40.2	21.8	57.2	57.1	37.6	15.4	43.5	59.8	6.9%	41.6%	31.5%	-4.5%

Summary (4Q comparisons)

- Accounts receivable declined by $3.9 million or approximately 6.2%; DSO's down 2.2 days; agings improved y-o-y
- Inventory increases in Science (Curriculum) and Furniture (Distribution) product categories consistent with growth trends; primary driver of inventory increase of $3.5 million
- Accounts payable declined by $1.4 million, which represents normal timing variations; Company transitioned back to normal credit terms with vendors

NOTES:
- *1Q F'14 includes both the Predecessor and Successor Companies*
- *DSO's, DIOH's and DPO's are now calculated based on the last 3-months of activity*

School Specialty

Direct Free Cash Flow Analysis

SCHOOL SPECIALTY, INC.
CONSOLIDATED DIRECT FREE CASH FLOW
(In Thousands)

	Fiscal Year Ended April 25, 2015	Combined Twelve Months Ended April 26, 2014
Adjusted EBITDA	$ 40,127	$ 42,560
Capex	(10,732)	(12,293)
Product development	(6,649)	(6,329)
Proceeds from asset sales	1,813	1,511
Other	(17,066)	(4,460)
Change in working capital	(2,675)	6,344
Unleveraged free cash flow	4,818	27,333
Cash interest	(15,620)	(16,696)
Taxes	617	(1,899)
Leveraged free cash flow	$ (10,185)	$ 8,738
Reconciliation to GAAP cash flow:		
Net cash from (used) in operating activities	$ 5,383	$ (453)
Net cash from (used) in investing activities	(15,568)	9,191
	$ (10,185)	$ 8,738

Financial Reconciliations and Footnotes

- FY15 capex includes a $2.8 million reclassification of capex into FY15 from April of FY14; the FY14 number is not reduced by a similar amount. Actual spending difference is a decrease of $4.4 million
- In FY15, Other of $17.1 million includes $10.3 million of restructuring-related costs included in SG&A and $6.1 million of facility exit and restructuring costs as reported as a separate line item in the financial statements
- In FY14, Other of $4.5 million includes $8.3 million of restructuring-related costs included in SG&A; $6.6 million of facility exit and restructuring costs as reported in the income statement; and $15.9 of reorganization costs. It also included certain other non-recurring items, the largest of which was a $26.3 million recovery of restricted cash relating to the emergence from bankruptcy
- The Company expects to incur materially lower restructuring costs (<$2.0 million) in SY15. Restructuring costs would primarily relate to severance and contract termination/restructuring costs

School Specialty

School Specialty®

Financial Outlook
Investment Considerations



Transitioning from Fiscal Year to Calendar Year

- SSI officially changed Fiscal Year reporting cycle (from last Saturday in April to last Saturday in December)
  - Better aligned with the Company's catalog and merchandising planning processes and the related development of sales plans; core catalogs drop in the beginning of the calendar year and many sales initiatives are launched in tandem
- SSI will report the next two Fiscal Quarters as of July 25th and October 24th
- SSI will report 35-week "Short" Fiscal Year for the period of April 26, 2015 through December 26, 2015; the Company refers to this as "SY15"
- Calendar Year (CY16) will be for the period December 27, 2015 – December 31, 2016

School Specialty

Core Objectives for the Short Year (2015)

- Address the causal factors of multi-year declines in product categories that have traditionally represented areas of strength for the Company
  - Restore category expertise in sales
  - Improve merchandising and better align marketing activities with growth objectives

- Deliver for our customers in the current "peak" season to fully restore customer and associate confidence and position the Company for future growth
  - On-time delivery
  - Order accuracy
  - Strong fill-rate and complete orders
  - Achieve 80% or higher customer satisfaction (as measured by customer surveys)

- Begin implementation of cross-departmental, multi-year strategic growth plans for core product category (Top 6+)
  - Early Childhood
  - Art
  - Furniture and the 21st Century Classroom
  - EPS & Instructional Solutions
  - Special Needs
  - Physical Education
  - GUARDIAN

School Specialty

Core Objectives for the Short Year (2015) – Cont'd

- Continue to drive productivity enhancements in operations, supply chain and customer care
  - Continue to realize efficiencies in labor utilization
  - Key areas of further opportunity include: transportation management; supply chain pricing; and vendor accountability

- Enhance overall systems management in DC's/Warehouses and across SSI sales infrastructure
  - Simplifying/consolidating technology footprint, upgrading select hardware/software platforms and fully implementing CRM remain priorities

- Gain efficiencies and advance corporate safety and wellness objectives by leveraging third-party HR relationship
  - Health care costs
  - Wellness & safety initiatives
  - Associate training & development

- Deploy capital (capex and product development expenditures) in a manner that closely aligns with growth and/or process improvement initiatives and focus on improving free cash flow

- Identify additional process improvement opportunities across all departments to enable further cost savings and improve service levels

School Specialty

CY14 / SY14 Comparative Info and CY15 Outlook

($'s in millions)	**CY14 Dec 28 - Dec 27**	**SY14 Apr 26 - Dec 27**
Total Revenues	$622.7	$488.6
Gross Profit	$234.1	$182.2
GPM%	*37.6%*	*37.3%*
Total SG&A*	$224.1	$156.5
Expenses as a % of Revenues	*36.0%*	*32.0%*
Operating Income (Loss)	$10.0	$25.7
Net Income (Loss)	($25.8)	$1.4
Adjusted EBITDA	**$38.3**	**$46.0**
Net Unleveraged FCF	**$4.0**	**$19.6**
Cash Interest	($15.6)	($10.6)
Taxes	$0.6	$0.0
Leveraged FCF	**($12.2)**	**$9.0**

CY15 (Jan-Dec) Company Outlook

- In the CY15 period, total revenues are expected to be consistent with CY14, inclusive of an anticipated decline in Agendas. Distribution (excluding Agendas) and Curriculum segments are both targeting modest revenue growth
- Company anticipates approximately a 150 bps decline in gross profit margins year-over-year (CY), driven primarily by increased product development amortization recognized in the period; a slight shift in product mix will also have a negative impact. Note that product development amortization expense is expected to decline in CY16
- Total SG&A anticipated to decline by approximately 3% vs. CY14 as a result of initiatives executed in recent months
- EBITDA growth expected to be in the range of 6-9% for CY15
- A combination of EBITDA growth, materially lower restructuring expenses, and lower CAPEX/PD expected to drive $11-$13 million of improvement in Levered FCF; in the SY15 period, Levered FCF expected to improve by approximately $8-$10 million as compared to SY14

** Excludes restructuring related costs*

School Specialty.

Positioning for the Future: Investment Considerations

Positive Trends in Education End Markets

Large and stable addressable market with favorable growth outlook

Attractive financial profile with high visibility – strong operating leverage and free cash flow

A leader in a highly fragmented industry

Significant top-line investments and operational improvements in progress

Comprehensive product offering and premier brands with compelling value proposition

New management team comprising seasoned executives

Distribution and Curriculum products delivered via print, digital and blended formats

Long-tenured relationships with large customer base provides highly diversified business mix

Safe Harbor Statement/Non-GAAP Financial Information

Safe Harbor Statement

This presentation contains statements about School Specialty's future financial conditions, results of operations, expectations, plans, or prospects, including the information under the heading, "Financial Outlook/Investment Considerations", that constitute forward-looking statements. Forward-looking statements also include those preceded or followed by the words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "projects," "should," "targets" and/or similar expressions. These forward-looking statements are based on School Specialty's current estimates and assumptions as of the date of the information presented and, as such, involve uncertainty and risk. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the factors described in Item 1A of School Specialty's Annual Report on Form 10-K for the fiscal year ended April 26, 2014, which factors are incorporated herein by reference. Any forward-looking statement in this presentation speaks only as of the date in which it is made. Except to the extent required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.

Non-GAAP Financial Information

The Company adopted fresh start accounting and reporting effective June 11, 2013, the Fresh Start Reporting Date. The financial statements as of the Fresh Start Reporting Date report the financial position of the Successor Company with no beginning retained earnings or accumulated deficit. Any financial statement presentation of the Successor Company represents the financial position and results of operations of a new reporting entity and is not comparable to prior periods presented by the Predecessor Company. The financial statements for periods ended prior to the Fresh Start Reporting Date do not include the effect of any changes in the Predecessor Company's capital structure or changes in the fair value of assets and liabilities as a result of fresh start accounting.

Accordingly, management has provided non-GAAP combined results for the fifty-two weeks ended April 26, 2014. Non-GAAP combined results combine GAAP results of the Successor Company for the forty-six weeks ended April 26, 2014, and GAAP results of the Predecessor Company for the six weeks ended June 11, 2013. Management's non-GAAP analysis compares the Successor Company's GAAP results for the twelve months ended April 25, 2015 for certain financial items to the Non-GAAP combined results for the fifty-two weeks ended April 26, 2014.

This presentation also includes a presentation of Adjusted EBITDA and Direct Free Cash Flow, non-GAAP financial measures. Adjusted EBITDA and Direct Free Cash Flow are used by management as measures for judging the Company's operating performance and for estimating the Company's earnings growth prospects. Adjusted EBITDA does not represent, and should not be considered, an alternative to net income or operating income as determined by GAAP, and our calculation may not be comparable to similarly titled measures reported by other companies. Direct Free Cash Flow does not represent, and should not be considered, an alternative to cash flow from operations.

A reconciliation of (i) non-GAAP combined results for the fifty-two weeks ended April 26, 2014 to the GAAP results for the forty-six weeks ended April 26, 2014 and the six weeks ended June 11, 2013, (ii) Adjusted EBITDA to GAAP net income for the three and twelve months ended April 25, 2015 and combined Adjusted EBITDA to combined net income for the twelve months ended April 26, 2014, and (iii) Direct Free Cash Flow (unleveraged and leveraged) to Adjusted EBITDA for the twelve months ended April 25, 2015, and combined Adjusted EBITDA for the combined twelve months ended April 26, 2014, is included in this FY15: Fourth Quarter and Year-end update dated July 9, 2015.

School Specialty

Investor Contacts:

Ryan M. Bohr
EVP & Chief Financial Officer
920-882-5868
Ryan.bohr@schoolspecialty.com

Glenn Wiener
Investor Relations
212-786-6011
IR@schoolspecialty.com

School Specialty